Exhibit 10.121

COMMERCIAL LEASE

THIS LEASE, dated as of the 1st day of May, 2006, by and between 200 Railroad Avenue LLC, a limited liability company organized and existing pursuant to the laws of the State of Connecticut with a place of business of 200 Railroad Avenue, Greenwich, Connecticut 06830 (hereinafter referred to as “Landlord”) and Halo Technology Holdings, Inc., a corporation organized and existing pursuant to the laws of the State of Nevada, with an authorization to conduct business in the State of Connecticut with a current place of business of 200 Railroad Avenue, Greenwich, Connecticut 06830 acting herein by Sue Florentino, its Vice President hereunto duly authorized (hereinafter referred to as “Tenant”).

W I T N E S S E T H

1. Demised Premises

Section 1.01

The Landlord, in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and permitted assigns, to be paid, kept and performed, has leased, rented, let and demised and by these presents does lease, rent, let and demise unto Tenant and Tenant does hereby take and hire, upon and subject to the conditions hereinafter expressed:

That part of 200 Railroad Avenue, Greenwich, Connecticut (the “Building”) located on the third floor consisting of Four Thousand Four Hundred Sixty Six (4,466) square feet more or less as set forth on Schedule A attached hereto and made a part hereof (the “Demised Premises”), together with eleven (11) assigned outdoor parking spaces, two (2) of which spaces may be used as tandem parking for up to two (2) cars in each space (see Article 30). The Demised Premises consist of three (3) sections of the third floor in the Building: Tenant currently occupies one section consisting of approximately 1,800 square feet, pursuant to that certain Lease between the parties (the “Existing Lease”). The other two sections consist of approximately 916 square feet, and 1750 square feet. Tenant may occupy the 916 square foot section as of April 1, 2006, and the 1750 square foot section no later than July 1, 2006.

2. Term of Lease

Section 2.01

To have and to hold said Demised Premises unto the Tenant, its successors and permitted assigns, for a term commencing on the date of this Lease (the “Commencement Date”) and expiring as hereinafter defined, unless said term shall sooner cease and expire pursuant to the terms, conditions or provisions of this Lease.

The Commencement Date was August 15, 2005 for 1,800 square feet.

The Commencement Date is April 1, 2006 for 916 square feet.

The Commencement Date is July 1, 2006 for 1,750 square feet.

The Rent Commencement Date was August 15, 2005 for 1,800 square feet.

The Rent Commencement Date is April 1, 2006 for 916 square feet.

The Rent Commencement Date is July 1, 2006 for 1,750 square feet.

The Expiration Date for the entire Demised Premises is August 31, 2010.

Landlord acknowledges and agrees that all rent and other amounts due under the Existing Lease have been paid by Tenant and Tenant has no further obligations to Landlord thereunder.

If the Rent Commencement Day does not occur on the first day of a calendar month, Rent, Additional Rent, costs and expenses due with respect to the month in which the Rent Commencement Day occurs shall be paid in advance and pro-rated through the end of such month.

Tenant shall, upon the request of the Landlord, join in the execution of a short form, or memorandum of, Lease setting forth the commencement and expiration dates of the Lease term hereof, promptly after the same have been ascertained in proper form for local recordation and Tenant shall each take such further action as may be necessary to permit such recordation.

This Lease is made upon the following covenants, agreements, terms, provisions, conditions and limitations, all of which Landlord and Tenant covenant and agree to perform and observe.

3. Rent

Section 3.01

Tenant covenants and agrees to pay to Landlord, without previous demand therefore and without any set off or deduction whatsoever, during the term of this Lease, rent over the term of the Lease (“Rent” or “Annual Rent”) plus Additional Rent, costs and expenses as may be provided for herein, with rent payable at the following annual rates in equal monthly installments on the first day of each month as follows:

WITH RESPECT TO THE INITIAL 1,800 SQUARE FEET

	LEASE YEARS	RENT FOR PERIOD	MONTHLY PAYMENT

Year 1 Year 2 Year 3 Year 4 Year 5	08/15/05 to 08/30/06 09/01/06 to 08/31/07 09/01/07 to 08/31/08 09/01/08 to 08/31/09 09/01/09 to 08/31/10	$76,875.00 $76,752.00 $79,822.00 $83,014.96 $86,335.56	$6,150.00 $6,396.00 $6,651.83 $6,917.91 $7,194.63

Landlord acknowledges and agrees that all Rent and other amounts due from the commencement of the Lease Year 1 above through the date hereof have been paid and Tenant has no further obligations to Landlord with respect thereto.

WITH RESPECT TO THE ADDITIONAL 916 SQUARE FEET

	LEASE YEARS	RENT FOR PERIOD	MONTHLY PAYMENT

Year 1 Year 2 Year 3 Year 4	04/01/06 to 08/31/07 09/01/07 to 08/31/08 09/01/08 to 08/31/09 09/01/09 to 08/31/10	$59,500.00 $43,680.00 $45,427.20 $47,244.29	$3,500.00 $3,640.00 $3,785.60 $3,937.02

WITH RESPECT TO THE ADDITIONAL 1,750 SQUARE FEET

	LEASE YEARS	RENT FOR PERIOD	MONTHLY PAYMENT

Year 1 Year 2 Year 3 Year 4	07/01/06 to 08/31/07 09/01/07 to 08/31/08 09/01/08 to 08/31/09 09/01/09 to 08/31/10	$86,770.88 $77,350.04 $80,444.04 $83,661.80	$6,197.92 $6,445.84 $6,703.67 $6,971.82

Pursuant to the Existing Lease, Tenant deposited the sum of Thirteen Thousand Eight Hundred ($13,800.00) Dollars (the “Existing Security Deposit”) with the Landlord. All interest earned on the Existing Security Deposit being the property of the Landlord.

Simultaneously with the execution of this Agreement, the Tenant agrees to increase its Security Deposit by the sum of Seven Thousand Eighty Nine and 00/100 ($7,089.00) Dollars (the “Security Deposit”) with the Landlord.

On or before July 1, 2006, Tenant shall increase it Security Deposit by the sum of Twelve Thousand Nine Hundred Forty Two Dollars ($12,942.00). The Existing Deposit and the two additional deposits in the collective amount of Thirty Three Thousand Eight Hundred Thirty One ($33,831.00) Dollars shall be referred to collectively as the Security Deposit.

The Security Deposit shall be placed in a bank account in the name of the Landlord with all interest earned thereon being the property of the Landlord.

Section 3.02

Notwithstanding the foregoing, the annual Rent due shall never decrease from the prior years’ annual Rent for any reason.

4. Use of Demised Premises

Section 4.01

Tenant shall have the right to the full, peaceable and exclusive use and possession of the Demised Premises as a general office and agrees not to use or permit the Demised Premises to be used for any other purpose without the prior written consent of the Landlord. Tenant has completed its due diligence with respect to the applicable zoning and permitted uses for the Demised Premises and is satisfied that that the Demised Premises are presently zoned to lawfully permit the use and occupancy for its intended use.

Section 4.02

Tenant, its agents, employees, guests and invitees shall not perform any acts or carry on any practices which may injure the Demised Premises or could constitute a nuisance or would disturb, annoy or endanger any other tenant or the general public.

5. Alterations

Section 5.01

Tenant shall make no alterations, installations, additions or improvements (the “Alterations”) in or to the Demised Premises without Landlord’s prior written consent, which consent shall not unreasonably be withheld, unless such Alterations involve a structural change to the Building or, in Landlord’s reasonable opinion may adversely affect the Building’s electrical, plumbing or mechanical systems. Tenant and Landlord shall cooperate and coordinate in connection with the making of such Alterations as are approved by Landlord hereunder. All such Alterations shall be performed (i) at Tenant’s sole expense; (ii) in full compliance with all laws, orders, rules, regulations and requirements of all governmental and municipal authorities having jurisdiction; and (iii) only by contractor(s) which are approved by Landlord, which approval shall not be unreasonably withheld. If Landlord determines that the services of architects, engineers or other professionals are reasonably required in order for Landlord to review Tenant’s plans and/or specifications for any such Alterations, the fees charged by such professionals shall be paid by the Tenant as Additional Rent. Landlord’s approval of Tenant’s plans for such Alterations shall not be deemed to be a statement or representation by Landlord as to the accuracy or completeness of said plans and specifications or the compliance thereof with any laws, ordinances, rules or regulations.

Landlord specifically permits Tenant to make such alterations necessary to create doorways connecting the three sections of the Demised Premises. Further, upon completion of the work, Landlord will pay to Tenant the sum of Four Thousand Dollars ($4,000.00) for such alterations and other renovations.

Section 5.02

If any mechanic’s lien is filed against the Building, or the land on which it is located, as a result of Tenant’s construction or alterations activities, Tenant shall cause such lien to be discharged within thirty (30) days by filing the bond provided by law, or by payment or otherwise. If Tenant fails to so discharge any such lien within said thirty (30) day period, Landlord may do so without inquiring into the validity of such lien. Any amount so paid by Landlord, together with interest thereon at the rate of one (1%) percent per month, or any fraction thereof, shall be paid by Tenant to Landlord and, until so paid by Tenant, shall constitute and be payable as Additional Rent.

Section 5.03

Prior to commencing any Alterations, Tenant shall deliver to Landlord: (a) copies of all municipal or governmental permits and authorizations which may be required in connection with such work; (b) copies of certificates evidencing workmen’s compensation insurance covering all persons employed in connection with the Alterations and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and (c) copies of certificates evidencing comprehensive general liability insurance, including contractual liability insurance, products / completed operations insurance for the mutual benefit of Tenant and Landlord with limits of not less than $1,000,000.00 in the event of bodily injury to one person and not less than $2,000,000.00 in respect of any one occurrence, and with limits of not less than $250,000.00 for property damage, shall be provided by Tenant and all contractors and subcontractors without cost to the Landlord at all times when any work is in process in connection with any Alterations. Such insurance shall be in a company or companies of recognized responsibility reasonably satisfactory to Landlord, the holder of any fee mortgage and all policies or Certificates of Insurance (unless the original Tenant of this Lease has assigned or sublet the Demised Premises to another, then such Assignee or Subtenant shall deliver to Landlord certified duplicates therefore) issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord. Tenant or Tenant’s contractors shall name Tenant and Landlord as additional insureds under such policy(s).

Section 5.04

Any Improvements shall be made promptly, except for delays due to causes beyond Tenant’s reasonable control, and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and buildings and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters or any body hereafter exercising similar functions;

Section 5.05

During the period of improvement, Tenant shall not be relieved of its liability to pay the Rent and Additional Rent, if any, and other charges payable under this Lease or from any of its other obligations under this Lease.

Section 5.06

Upon the completion of the Alterations, Tenant shall deliver to Landlord a release of all liens in form and upon terms acceptable to both parties stating that no liens or attachments have resulted from Tenant’s improvements to the Demised Premises.

Section 5.07

All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the Demised Premises, either by the Landlord or Tenant, except furniture and trade fixtures installed at the expense of Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or termination of this Lease, without compensation to the Tenant.

6. Repairs

Section 6.01

The Tenant has examined the Demised Premises and accepts them in their present condition and without any representation on the part of the Landlord or its agents, if any, as to the present or future condition of said Demised Premises. The Tenant shall keep the Demised Premises in good condition and shall make all repairs or replacements thereto including light fixtures and light bulbs (whether regular, fluorescent, halogen or otherwise) as and when the need to preserve the Demised Premises arises.

Section 6.02

All damage or injury to the Demised Premises or the Building caused or resulting from Tenant moving property into or out of the Building or by Tenant’s installation of furniture or fixtures shall be promptly repaired, restored or replaced by Tenant, at Tenant’s sole cost and expense. If such repair, restoration or replacement is not promptly performed by Tenant, then Landlord shall, at its option, effect such repairs, restorations or replacements and charge Tenant the costs of same as Additional Rent. All such repairs, restorations or replacements shall be in good quality and class equal to the original installations.

Section 6.03

Tenant shall keep and maintain all portions of the Demised Premises in a clean and orderly condition.

Section 6.04

Notwithstanding the foregoing sections of this Article 6, “Repairs”, Tenant shall not be required to make structural repairs, restorations or replacements unless caused by Tenant’s misuse or negligence or necessitated by structural alterations or repairs made by Tenant.

7. Discharge of Liens

Section 7.01

Except as otherwise expressly provided to the contrary, Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge levied on account of any mechanic’s, laborer’s or materialman’s lien or any mortgage, conditional sale, title retention agreement or chattel mortgage, or otherwise, upon the Building or Demised Premises or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof might be impaired.

Section 7.02

If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Building or Demised Premises or any part thereof, Tenant within thirty (30) days after the notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, and Tenant shall indemnify and save harmless the Landlord from any loss, claim or damage, including reasonable attorney’s fees, resulting therefrom or by reason thereof.

Section 7.03

Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Building or Demised Premises or any part thereof, in order to establish a valid mechanic’s lien against the Landlord by reason thereof.

8. Legal Requirements

Section 8.01

Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of federal, state, and municipal authorities with respect to the occupancy, use or manner of use of the Demised Premises. If Tenant receives written notice of any violation of such law, ordinance, rule, order or regulation, Tenant shall, in addition to Tenant’s obligation to comply as aforementioned, give prompt notice thereof to Landlord.

9. Insurance

Section 9.01

During the term, the Tenant, at its own cost and expense, shall provide and keep in force Commercial General Liability Insurance affording coverage of not less than Two Million ($2,000,000.00) Dollars for bodily injury, including death, and property damage; and all such policies shall name the Landlord and Allied Property Management, LLC as additional insureds. Said policy shall be written as a primary policy not contributing with, or in excess of, insurance that Landlord may have and shall include coverage on an “occurrence basis” rather than a “claims made” basis. Tenant shall also carry fire and extended coverage property insurance on all of its personal property, including contents and trade fixtures, and in an amount adequate to cover the cost of replacement of its fixtures and improvements.

Section 9.02

All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other location of Tenant, provided such policy includes a priority claim endorsement in favor of Landlord), shall be issued by an insurer of recognized responsibility satisfactory to Landlord, and shall contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days’ prior written notice to Landlord.

Section 9.03

Notwithstanding any other provision of this Lease, in the event of loss or damage to the Building or the Demised Premises, and/or any contents, Landlord and Tenant agree each to look first to any insurance directly covering their respective interests before pursuing any claims against the other party. Landlord and Tenant shall use their best efforts to obtain, for each policy of such insurance, their respective insurer’s permission to waive any claim against the other party for causing, or responsibility for, the loss or damage within the coverage or scope of the insurance, and, for each party for itself and its insurer, to waive all such claims against the other party and its insurer.

Section 9.04

No more frequently than once every twenty four (24) months, Landlord shall have the right to review the provisions of this Article and to require reasonable changes in the amounts or types of insurance, or both, as Landlord may deem reasonably necessary in order to adequately protect the Landlord’s interests.

Section 9.05

Prior to taking occupancy of the Demised Premises, Tenant shall deliver to Landlord a certificate or certificates evidencing the aforesaid insurance coverages. Renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was heretofore furnished.

Section 9.06

Tenant acknowledges that Landlord shall not be responsible to provide for or carry insurance on any of Tenant’s personal property or fixtures.

Section 9.07

Tenant agrees to replace at the Tenant’s sole cost and expense any and all glass which may become broken in and on the Demised Premises, except as may result from the gross negligence of Landlord, its agents and employees or by an act of God or nature. The burden of proof shall be on the Tenant that the glass breakage was not caused by the Tenant, otherwise the Tenant shall be responsible for such glass repair / replacement.

10. Damage by Fire or Other Cause

Section 10.01

If the Building or the Demised Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, the damages thereto (but not including Tenant’s improvements, trade fixtures and stock in trade) shall be repaired by the Landlord and the Rent and other charges, Additional Rent and the like payable by Tenant under this Lease shall be apportioned according to the part of the Demised Premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of the Tenant, or of Tenant’s servants, employees, agents, visitors or licensees the damages shall be repaired by Landlord but there shall be no apportionment or abatement of Rent or the Additional Rent and other charges payable by Tenant under this Lease. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant and for reasonable delay on account of “labor troubles”, or any other cause beyond Landlord’s control.

Section 10.02

If the Building and/or Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the Building of which the Demised Premises forms a part shall be so damaged that Landlord shall decide to demolish it, then, or in any such events, Landlord may within one hundred twenty (120) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as herein provided, and thereupon the Term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender same to Landlord. If Tenant shall not be in default under this Lease then, upon termination of this Lease under the conditions provided for in the immediately preceding sentence, Tenant’s liability for rent and other charges payable by Tenant shall cease as of the day following such notice.

Section 10.03

If the Building and/or the Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide to restore or rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it and rebuild the same or similar building, including space similar to the Demised Premises, then or in any of such events Landlord may, within one hundred twenty (120) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as herein provided, and thereupon the Term of this Lease shall not terminate, but shall continue in full force and effect, and the rent and other charges payable by Tenant under this Lease shall abate and be suspended for the duration of the restoration or reconstruction of the Demised Premises and until such time as Tenant may again enter into possession and use and occupancy as existed immediately prior to the fire or other cause of damage and destruction, provided that the Tenant is able to lawfully enter into possession, use and occupancy of the Demised Premises within one (1) year from the date of the fire or other cause of such damage. If the Tenant is not so restored to possession, use and occupancy of the restored or rebuilt Demised Premises within said one (1) year period, Tenant shall have the right to elect to terminate this Lease. Nothing in this paragraph shall be deemed to affect the length of the Term of this Lease.

Section 10.04

No damages, compensation or claims shall be payable to Tenant by Landlord for delay, inconvenience, loss of business or annoyance arising from any such damage or from any repair or restoration of all or any portion of the Demised Premises or of the Building.

Section 10.05

No damages, compensation or claims shall be payable to Tenant by Landlord for delay, inconvenience, loss of business or annoyance arising from any such damage or from any repair or restoration of all or any portion of the Demised Premises or of the Building.

11. Assignment, Subletting, Mortgaging

Section 11.01

Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises to be used by others, without Landlord’s prior written consent in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord’s prior written consent to any other or further assignment or subletting.

Upon obtaining a proposal for assignment or sublease, upon terms satisfactory to Tenant, Tenant shall submit to Landlord a copy of the fully executed proposed assignment or sublease together with a description of the nature and character of the business of the proposed assignee or subtenant, and such other information reasonably requested by Landlord together with a non-refundable fee in the amount of Two Hundred Fifty ($250.00) Dollars. Within thirty (30) days of the receipt of the foregoing, Landlord shall provide notice to the Tenant that: (i) Landlord shall consent to such proposed assignment or subletting, because the same is for the entire Demised Premises and the proposed assignee or sub-tenant is a person or entity which has adequate and appropriate financial standing, and is of good character and reputation, and is engaged in a business and proposes to use the Demised Premises in a manner which is wholly in keeping with the Lease and the standards of the Building, or (ii) that such consent is denied and the reason for such denial.

Section 11.02

If the Lease shall be assigned, or if the Demised Premises shall be sublet or occupied by any person or persons other than the Tenant, with Landlord’s consent, the Tenant shall remain obligated to pay the Rent, Additional Rent, costs and expenses due under this Lease and perform all of the covenant’s, terms and conditions of this Lease. Landlord may, after default by Tenant, collect Rent, Additional Rent, costs and expenses from the assignee, subtenant or occupant and apply the net amount collected to the Rent, Additional Rent, costs and expenses herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article 11, nor shall it be deemed acceptance of the assignee, subtenant or occupancy as a tenant, or release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease, and Tenant shall remain fully liable therefore.

Section 11.03

Each permitted assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable, jointly and severally with Tenant, for the payment of the Rent, Additional Rent, costs and expenses due hereunder and for the due performance of all terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term.

Section 11.04

In the event of any sublease or assignment of the Demised Premises or a portion thereof, Tenant shall pay to the Landlord a sum equal to (a) one (1/2) half of any Rent, Additional Rent, costs and expenses or other consideration in excess of the required Rent, Additional Rent, costs and expenses due hereunder; and (b) one (1/2) half of any other profit or gain realized by Tenant from such subletting or assignment. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon the receipt thereof by Tenant.

Section 11.05

In each instance that the Tenant gives Notice to the Landlord of its intention to assign or sublet all or any part of the Demised Premises such Notice shall include a copy of the written bona fide offer to sublet or assign, then and in such event Landlord shall have the right, to be exercised by giving written Notice to Tenant within forty five (45) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s notice, and such recapture notice shall, if given by Landlord, cancel and terminate this Lease with respect to the space therein described as of ninety (90) days from the date of Tenant’s notice. If Tenant’s notice shall cover all of the space hereby demised and Landlord shall give the aforesaid recapture notice with respect thereto, the term of this Lease shall expire and end on that date which is ninety (90) days from the date of Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term.

12. No Liability of Landlord

Section 12.01

Neither Landlord, Landlord’s property manager, nor agent or employees of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees for any damages to, or loss (by theft, vandalism or otherwise) of any of Tenant’s property and/or of property of any other entity or person, irrespective of the cause of such damage or loss, unless caused by Landlord’s gross negligence. Tenant acknowledges that the employees or agents of Landlord are not authorized to accept any property of Tenant for purposes of safeguarding the same on behalf of Tenant of any Tenant’s employees, contractors or agents.

Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from the making of any repairs or alterations or performing maintenance services at the Building by Landlord, its contractors, employees or agents of any other tenant, its contractors, employees or agents provided that such does not materially interfere with the conduct of Tenant’s business within the Demised Premises for more than forty eight (48) hours in each instance. Landlord will use its best efforts to restrict any such inconvenience, annoyance, interruption or injury which may be of a material nature to Tenant’s business to periods of not more than forty eight (48) hours in duration.

Section 12.02

Tenant agrees that its sole remedies in cases where Landlord’s reasonableness in the exercise of its judgment or the withholding or delaying of its consent or approval is applicable and an issue shall be those in the nature of an action or proceeding for an injunction or for specific performance. In such cases, Tenant hereby specifically waives its rights to money damages or other remedies (including the right to claim money damages by way of setoff, counterclaim or defense). Failure by Tenant to seek injunctive or specific performance relief within ninety (90) days of the date of Landlord’s decision or alleged failure to render a decision shall be deemed a waiver of any right to dispute such action.

Section 12.03

Tenant shall defend, reimburse, indemnify and save harmless the Landlord, its agents and employees, from and against any and all liability, costs, expenses and damages, suits, claims, and demands of every kind and nature, including reasonable counsel fees, which are asserted or brought or instituted by or on behalf of any person, firm, association or corporation, in connection with any personal injury, death or property damage which shall or may occur during the Term, on or about the Demised Premises, and is or may be claimed to be caused by, relate to, or arise out of or from the negligence or omission of Tenant in connection with the condition, maintenance, repair, alteration, use, occupation or operation of the Demised Premises, or in connection with the conduct of Tenant’s business or in connection with any lien or attachment filed against the Building, as a result of the act or omission of the Tenant in connection therewith. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall also, at Tenant’s expense, resist or defend such claim, action or proceeding by counsel approved by Landlord in writing, which approval by Landlord shall not be unreasonably withheld, or by Tenant’s insurer’s counsel.

Additionally, Tenant does and will indemnify and save Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architect’s and attorney’s fees, which may be imposed upon or be asserted against Landlord by reason of any of the following occurring during the term of this Lease, unless caused or resulting from the gross negligence of Landlord, its agents, servants or employees:

(A) Any work or thing done in, on or about the Premises or any part thereof by Tenant;

(B) Any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof and of any adjoining street, alley, sidewalk, curb, passageway, overhead bridge, or space;

(C) Any negligence, acts or omissions on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees; and

(D) Any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or any adjoining street, alley, sidewalk, curb, vault, passageway, overhead bridge or space.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will at Tenant’s expense resist or defend such action or proceeding by counsel selected by Tenant subject to approval by Landlord in writing, which approval Landlord shall not unreasonably withhold. The aforesaid approval shall not be required when the liability being resisted or defended against is fully covered by insurance.

13. Condemnation

Section 13.01

In the event that the whole or substantially all of the Demised Premises shall be condemned or taken in any manner, including by agreement between the Landlord and any governmental authority authorized to exercise such right, for any public or quasi-public use, this Lease shall forthwith cease and terminate as of the date of vesting of title and the Rent, Additional Rent, costs and expenses due from Tenant hereunder shall be apportioned and paid to such date of vesting. In the event that only a part of the Demised Premises consisting of less that one (1/3) third thereof shall be so condemned or taken, then effective as of the date of vesting of title, the Rent, Additional Rent, costs and expenses for such part shall be equitably abated and this Lease shall continue as to such part not so taken.

Section 13.02

In the event of any condemnation or taking, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

14. Entry, Right to Change

Common Portions of the Building, etc.

Section 14.01

Tenant shall permit Landlord, its contractors and agents to erect, use and maintain pipes and conduits in and through the walls and spaces above the ceiling of the Demised Premises; and, except in emergencies, permit Landlord to enter the Demised Premises a reasonable number of times and at reasonable hours and upon reasonable notice in the circumstances for the purpose of making such repairs and alterations thereto as Landlord shall desire, shall be required, or shall have the right, to make. Landlord and its contractors and agents shall also have the right to enter the Demised Premises for the purpose of making repairs to the Demise Premises or the Building or its systems and for inspecting them or exhibiting them to prospective purchasers and mortgagees or prospective lessees during the last six months of the term of this Lease. Landlord in connection with repairs to the Building or its systems, shall be allowed to the extent necessary, and in a reasonable manner, take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the Rent, Additional Rent, costs and expenses due hereunder shall in no way abate while said repairs or alterations are being made. Landlord shall have the right to enter and to revise or alter the land and the common portions of the Building. Notwithstanding the foregoing, Landlord shall not exercise any rights pursuant to this Article in a manner which will materially interfere with the Tenant’s ability to conduct its business in the Demised Premises.

15. Bankruptcy

Section 15.01

If at, or before, the Commencement Date or at any time during the Term hereof there shall be filed against or by Tenant in any court pursuant to any statute either of the United States or of any State a petition of bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s assets, and within thirty (30) days thereafter Tenant fails to secure a discharge or dismissal thereof, or if Tenant shall make an assignment for the benefit of creditors or petition for or enter into an arrangement or composition with creditors, or shall take advantage of any statute relating to bankruptcy, this Lease, at the option of the Landlord, may be canceled and terminated upon five (5) days written notice from Landlord to Tenant, to the extent not prohibited by such statutes, in which event neither Tenant nor any person or entity claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises.

16. Defaults, Remedies and Waiver of Redemption

Section 16.01

A. In the event that Tenant shall fail to make timely payment of any installment of Rent for more than five (5) days after such Rent is due then such shall be considered an Event of Default hereunder.

B. In the event that any Additional Rent, cost or expense remains unpaid for more than ten (10) days after it becomes due and payable such shall be considered an Event of Default.

C. In the event that the Tenant permits any other thing to be done either by way of an act or omission, through negligence or otherwise which is a violation of the Lease then and in such event Landlord may give Tenant written notice objecting to and specifying such act or omission, negligence or otherwise and that Landlord shall consider such act or omission, negligence or otherwise a violation of the Lease and an Event of Default. Notwithstanding the foregoing, if a default specified herein this paragraph occurs and such default is of a nature that Tenant cannot with due diligence cure within ten (10) days, Landlord shall have no right to terminate this Lease, provided that Tenant commences curing such default within said ten (10) day period and thereafter diligently pursues such cure until the default is cured. Thereafter, if the default is not cured in a diligent and timely manner Landlord shall then have the right to terminate this Lease.

An event of default shall entitle the Landlord to take all action against the Tenant which the Landlord deems appropriate including, but not limited to, legal and equitable actions, arbitration and proceeding with a summary process action to dispossess the Tenant due to said default.

Section 16.02

In the event that this Lease or any interest therein shall, by operation of law or otherwise, pass from Tenant to any other person, firm, entity, limited liability company or corporation except in strict compliance with Article 11 then and in such event Landlord may give to Tenant written notice of intention to terminate the Term of this Lease at the expiration of eight (8) days from the date of service of such notice. Upon the expiration of said eight (8) days, this Lease shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided hereinafter.

If this Lease shall terminate for any of the above reasons, then Landlord may, without notice, re-enter the Demised Premises and dispossess Tenant and/or the legal representatives of Tenant or other occupant of the Demised Premises by summary proceedings, ejectment or as otherwise provided by law, and remove their effects and hold the Demised Premises as if this Lease had not been made. Tenant shall, however, remain liable hereunder.

Section 16.03

In case of any such default by Tenant, re-entry by Landlord or the expiration of the Term hereof, the Landlord, its contractors, agents and legal representatives shall have the right to and may enter the Demised Premises without being liable for any prosecution or damages therefore, and shall exercise commercially reasonable efforts to re-let the Demised Premises as the agent of Tenant and receive the Rent, Additional Rent, costs and expenses therefore, upon such terms as shall be satisfactory to Landlord, using reasonable business judgment in determining rental rates, and all rights of Tenant to repossess the Demises Premises shall be forfeited.

Any such re-letting may be of the entire Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or in excess of the period which would otherwise have constituted the balance of the Term and may provide for rent concessions or free rent. Such re-entry or re-letting, or both, by Landlord shall not operate to release Tenant from any rent to be paid or covenant to be performed hereunder by Tenant during the Term. The failure of the Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In addition, if the Demised Premises, or any part or parts thereof, are re-let, Landlord agrees to exercise commercially reasonable efforts to re-let the Demised Premises to minimize the losses, but Landlord shall not be liable for failure to collect the Rent, Additional Rent, costs and expenses therefore under such reletting provided that Landlord shall exercise commercially reasonable efforts to collect said Rent, Additional Rent, costs and expenses. For the purposes of re-letting, Landlord shall be authorized to make such rent concessions, and repairs or alterations in or to the Demised Premises as Landlord shall deem necessary to place the same in good order and condition, and such alterations or decorations, and to incur and pay all expenses of such re-letting, including but not limited to, legal expenses, attorney’s fees and brokerage fees. Tenant shall not be entitled to any surplus accruing as a result of any such re-letting.

Section 16.04

In the event that the Demised Premises are not re-let, Tenant shall pay to Landlord, on a monthly basis, an amount equal to the Rent, Additional Rent, costs and expenses due for the then current period; except that if the Tenant fails to make monthly payments of Rent, Additional Rent, costs and expenses, when due, Landlord shall be entitled to payment from Tenant as damages for failure to observe and perform Tenant’s obligations hereunder, of an amount equal to the Rent, Additional Rent, costs and expenses due for the period which would otherwise have constituted the balance of the Term. If the Demises Premises are re-let and the net sum realized or to be realized from such re-letting for the period which would otherwise have constituted the balance of the Term, is insufficient to satisfy the Rent, Additional Rent, costs and expenses to be paid by Tenant under this Lease for such period, then Tenant shall pay to Landlord, as damages for the failure of Tenant to observe and perform Tenant’s obligations hereunder, an amount equal to such deficiency. Any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to hereinabove.

Section 16.05

Landlord shall make commercially reasonable efforts to re-let the Demised Premises or any part thereof but shall not be responsible or liable for the failure to collect any Rent, Additional Rent, costs and expenses due upon any such re-letting, provided that Landlord has made commercially reasonable efforts to re-let the Demised Premises and collect such Rent, Additional Rent, costs and expenses.

Section 16.06

Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

17. Covenant of Quiet Enjoyment

Section 17.01

Landlord covenants that so long as Tenant pays all of the Rent, Additional Rent, costs and expenses due under this Lease and keeps, observes and performs each and every term, covenant, agreement, condition and provision of this Lease on Tenant’s part to be kept, observed and performed, and provided that Tenant is not in default under this Lease, Tenant may peaceably and quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person or entity lawfully claiming the same, subject nevertheless to the covenants, agreements, terms, provisions and conditions of this Lease and to any lease or mortgage superior to the Lease.

18. Utilities

Section 18.01

Landlord shall furnish and pay for: (a) water; (b) electricity; (c) gas; (d) heat; and (e) hot water to the Demised Premises for the benefit of the Tenant. Tenant shall pay on a monthly basis, as Additional Rent, for its use of electricity at a rate equal to Two ($2.00) Dollars per square foot per year. This Additional Rent shall be due in connection with the occupancy of the three sections which comprise the Demised Premises. Accordingly, this Additional Rent amounts to $300.00 per month with respect to the 1,800 square foot section, $152.67 with respect to the 916 square foot section, and $291.67 with respect to the 1,750 square foot section. When all three sections are occupied by the Tenant, the total Additional Rent for electricity shall be $744.33 per month. Tenant’s use of electricity in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, wiring, insulation or other equipment in or otherwise serving the Demised Premises. Said electric charge shall be subject to proportionate increase(s) from time to time as incurred by Landlord.

Landlord shall have the right to audit the electrical usage attributable the Demised Premises. If said electrical usage is found to be in excess of $744.33 per month then Landlord shall have the right to bill the Tenant for such excess electrical usage. Tenant shall promptly pay such bill as Additional Rent.

Section 18.02

Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of any utility furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with such utility unless such failure or defect shall have been caused by the gross negligence of the Landlord, its agents, employees or contractors.

19. Broker

Section 19.01

Tenant represents to Landlord that there are no brokers involved in this transaction other than Allied Property Group of Greenwich. Landlord shall be liable for all commissions due Allied Property Group of Greenwich in accordance with a separate agreement between them. This Lease is consummated by the Landlord in reliance on the representation of the Tenant that no other broker or agent brought the Demised Premises to the attention of the Tenant or was in any way a procuring cause of this Lease. Tenant agrees to indemnify and hold Landlord harmless against the claim of any other broker or agent for a commission due by reason of this Lease

20. Subordination

Section 20.01

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future mortgages (the “Superior Mortgages”), which may now or hereafter affect the land upon which the Building is situate and/or the Building and the identity of which may hereafter be made known to Tenant. The foregoing shall extend to each and every advance made or hereafter to be made under the Superior Mortgages, and to all renewals, modifications, replacements and extensions of the Superior Mortgages. The provisions of this Section 20.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instrument which is reasonably adapted to such purpose, in recordable form if required, that Landlord, or the holder of any Superior Mortgage or any of their respective successors in interest, including any mortgagee in possession or purchaser at a foreclosure sale, any request to evidence such subordination.

Section 20.02

Tenant agrees, without further instruments of attornment in each case, (a) to attorn to the holder of any Superior Mortgage or any successor to such holder’s interest, including any mortgagee in possession or purchaser at a foreclosure sale, upon such holder’s or successor’s request, as the case may be, (b) to waive the provisions of any statute or rule or law now or hereafter in effect which may give or propose to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event a Superior Mortgage is foreclosed, and (c) that Tenant’s obligations under this Lease shall not be affected in any way whatsoever by any such proceeding or termination (it being understood, however, that such holder or successor in interest shall under no circumstances be bound by any payment of Rent for more than one month in advance, except for the Security Deposit, as defined in Article 24, “Security Deposit” of this Lease, if any). Tenant shall take no steps to terminate this Lease without giving written notice to the holder of a Superior Mortgage made known to Tenant by Landlord, and a reasonable opportunity to cure (without such holder being obligated to cure), any default on the part of Landlord under this Lease. In confirmation of such attornment, Tenant shall promptly execute and deliver any instrument which is reasonably adapted to such purpose, in recordable form, if required, that Landlord, or the holder of any Superior Mortgage or any of its successors in interest, may request to evidence such attornment. Such instrument will confirm and acknowledge Tenant’s right to quiet enjoyment of the Demised Premises, provided that Tenant is not in default under any of the provisions of this Lease.

Section 20.03

In the event of any act or omission of Landlord which would provide Tenant the right to terminate this Lease or to claim a partial or total eviction pursuant to the terms of this Lease, Tenant shall not exercise any such right until:

(i) Tenant has given written notice of such act or omission to the holder of any Superior Mortgage and of any superior lease of which it has been given notice; and

(ii) a reasonable period, consisting of not less than sixty (60) days from the giving of such notice by Tenant to the holder of any Superior Mortgage or of any superior lease of which Tenant has been given notice, for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of them, with reasonable diligence, has not commenced and continued to remedy such act or omission or to cause the same to be remedied.

Section 20.04

Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days prior notice by Landlord, to execute, acknowledge and deliver without cost or expense to Landlord or Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent, Additional Rent, costs and expenses have been paid, and stating whether or not to the best knowledge of Tenant, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the party requesting same by Landlord.

21. Successors and Assigns

Section 21.01

The obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 11, “Assignment, Subletting, Mortgaging” shall operate to vest any rights in any successor or assignee of Tenant, and that the provisions of this Article 21 shall not be construed as modifying the conditions of limitation contained in Article 16, “Defaults, Remedies and Waiver of Redemption”.

Section 21.02

Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, heirs and legal representatives, in the Land and the Building (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of damages or money by Landlord, and no other property or assets of Landlord, or its members, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant or Tenant’s use and occupancy of the Demised Premises.

22. Notices

Section 22.01

Notice, for purposes of this Lease, shall be deemed given only if mailed via U.S. Postal Service, certified mail, return receipt requested, addressed to the appropriate party at the addresses set forth below. The parties further agree to exercise reasonable efforts to orally notify the other party any time notice is given.

If to Landlord, then

200 Railroad Avenue, LLC

c/o Allied Property Management, LLC

116 Mason Street

Greenwich, Connecticut 06830

With copy to:

Samuel Bush, Esq.

217 Bedford Street

Stamford, Connecticut 06901

If to Tenant, then:

Halo Technology Holdings, Inc.

200 Railroad Avenue

Greenwich, Connecticut 06830

Attn.: Sue Florentino

With copy to:

Halo Technology Holdings, Inc.

200 Railroad Avenue

Greenwich, Connecticut 06830

Attn.: Ernest C. Mysogland

23. Environmental Hazards

Section 23.01

Notwithstanding any contrary provisions of this Lease whatsoever, Tenant shall not use, or permit the use of, the Demised Premises, the Building or the Land so as to create or result in, directly or indirectly, (a) any sudden or gradual spill, leak, discharge, escape, seepage, infiltration, abandonment, dumping, disposal or storage of any hazardous or industrial waste, substance or contamination, effluent, sewage, pollution or other detrimental or deleterious material or substance (including without limitation, asbestos), or the disposal, storage or abandonment on the Land of any material, tank or container holding or contaminated by any of the foregoing or residues thereof, of the installation of any material or product containing or composed of any of the foregoing, in, on from under or above the Land (the foregoing occurrences being hereinafter collectively referred to as “Environmental Hazard”), or (b) any violation of any federal, state or local statute, law, code, rule, regulation or order applicable to any Environmental code, rule, regulation or order applicable to any Environmental Hazard (the foregoing being hereinafter referred to as “Legal Violation”). In the event of the violation of the foregoing by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the Environmental Hazard or Legal Violation is determined, and whether during the Term or after the Expiration Date, Tenant shall, immediately upon notice from Landlord, at Tenant’s sole cost and expense, at Landlord’s option, either: (a) take all action necessary to test, identify and monitor the Environmental Hazard and to remove the Environmental Hazard from the Land and dispose of the same and restore the Land to the condition existing prior to such removal, and/or to remedy any Legal Violation, all in accordance with applicable federal, state and local statutes, laws, codes, rules, regulations or orders; or (b) reimburse Landlord for all costs and expenses incurred by Landlord for engineering or environmental consultant or laboratory services in testing, investigating, identifying and monitoring the Environmental Hazard and in removing and disposing of the Environmental Hazard and in restoring the Land, and/or in remedying and Legal Violation. Tenant shall defend with legal counsel acceptable to Landlord, indemnify and save harmless Landlord and others in interest against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects’ and attorneys’ fees, remediation expenses and disbursements which may be imposed upon or incurred by or asserted against Landlord and others in interest, whether by any governmental authority, Tenant or other third party, by reason of any violation by Tenant of any of the foregoing provisions of this Article 23, “Environmental Hazards”.

24. Security Deposit

Section 24.01

Tenant shall, after it takes occupancy of the three (3) sections of the third floor in the Building, have on deposit with Landlord, the sum of Thirty Three Thousand Five Hundred Eighty Three and 70/100 ($33,583.70) Dollars (the “Security Deposit”) for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Rent, Additional Rent, costs and expenses, Landlord may draw on the Security Deposit to the extent required for the payment of such Rent, Additional Rent, costs and expenses or any other sum as to which Tenant is in default, or any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, regardless of whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord. In the event that Landlord does draw on the Security Deposit, Tenant shall, within ten (10) days of receiving written notice from Landlord, replenish the Security Deposit by the amount which Landlord withdrew therefrom, and failure to do so within such ten (10) day period shall constitute a default under this Lease. In the event of a sale of the Land and the Building, Landlord shall have the right to transfer the Security Deposit to the new Landlord and upon such transfer, Landlord shall have no further liability for the Security Deposit.

In the event that Tenant shall faithfully and fully comply with all the terms, conditions and provisions of this Lease, the Security Deposit shall be returned to the Tenant after the date fixed at the end of the term of this Lease and after delivery of exclusive possession of the Demised Premises to the Landlord.

25. Moving Protocol

Tenant shall give Landlord twenty four (24) hours’ notice prior to moving any furniture in and out of the Demised Premises. Tenant shall, when moving such furniture, use the overhead door entrance to the lower level ramp which is located on the southeast corner of the Building.

26. Landlord’s Representation

The Landlord hereby represents that the Building is located in the GB Zone and use of the Demised Premises for general offices is permitted.

27. Sign Control

Section 27.01

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Demised Premises or Building, including without limitation, the inside or outside windows or doors, without the written consent of the Landlord provided that Tenant will be permitted by Landlord to install a company sign on the outside of Tenant’s door and Landlord will place Tenant’s name on the lobby directory. Landlord shall have the right to remove any signs or other matter, installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

28. Miscellaneous

Section 28.01

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

Section 28.02

As used herein, the word “Landlord”, at any given time, shall be deemed to mean only the owner of the fee of the Demised Premises or of Landlord’s interest in this Lease at such time and the word “Tenant” shall be deemed to include each and every owner of the leasehold interest created hereby. Any reference herein to a mortgage of the fee shall be deemed to include each and every assignee of such mortgagee.

Section 28.03

The Rules and Regulations of the Building are attached hereto as Schedule B and made a part hereof.

Section 28.04

This Lease shall be governed by and construed in accordance with the laws of the State of Connecticut.

Section 28.05

The failure of the Landlord to insist upon a strict performance of any terms, covenants and conditions of this Lease shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants and conditions.

Section 28.06

Tenant hereby acknowledges that the execution and delivery of this Lease is a Commercial Transaction, as that term is defined in Public Act No. 73-431, of the 1973 Connecticut Legislature, and as amended from time to time, and it hereby expressly and voluntarily waives any and all rights which it may have under said Act for notices and hearing with respect to any prejudgment remedy or remedies, as that term is therein defined, and hereby consents to the issuance of any writ for any such prejudgment remedy or remedies on behalf of Landlord with respect to any lawsuit or cause of action relating to this Lease and/or any claim incident thereto without Landlord having to first obtain a court order permitting same, as might otherwise be required under said Public Act No. 73-431.

Section 28.07

It is understood and agreed that no representations have been made by either party other than those set forth in this Lease and that no party shall be bound or held to any representations other than as are set forth in this Lease.

Section 28.08

Notwithstanding any cancellation or termination of this Lease, nothing herein shall be construed to release Tenant from any liability or responsibility (whether then or thereafter occurring) with respect to any acts, omissions or obligations of Tenant occurring prior to such cancellation or termination, all of which shall survive such cancellation or termination.

Section 28.09

Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant’s control excepted. Tenant acknowledges that possession of the Demised Premises must be surrendered upon the expiration or sooner termination of this Lease, time being of the essence. Tenant shall reimburse, indemnify and hold Landlord harmless from any loss, cost or expense, including reasonable attorney’s fees, resulting from Tenant’s failure to vacate the Demised Premises in a timely fashion. In addition, Tenant agrees to pay for use and occupancy of the Demised Premises after the expiration or sooner termination of this Lease a rate equal to the greater of (i) 150% of the fair market rent for the Demised Premises at such time, or (ii) 150% of the Rent, Additional Rent and other charges, if any, payable immediately prior to such termination or expiration. No such payment shall, however, serve to renew or extend the Term of this Lease. The parties agree that there shall be no presumption that the last rent Tenant was obligated to pay shall be the fair market rent.

Section 28.10

This Lease and the obligations of Tenant to pay Rent, Additional Rent, charges and expenses hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease if Landlord is prevented from doing so by reason of any delays, including but not limited to, by reason of strike or labor troubles, government pre-emption in connection with a national emergency, or by reason of conditions of supply and demand which nave been or are affected by war or other emergency.

Section 28.11

If any installment of Rent is past due and not received by the Landlord within five (5) days of receipt by Tenant of written notice from Landlord of non-payment of Rent, the Tenant shall promptly pay to Landlord a “late charge” of five (5%) percent of the amount of such payment.

29. Attorney’s Fees

Section 29.01

Tenant shall pay for all reasonable attorney’s fees incurred by Landlord in all matters arising in connection with this Lease and where the act(s) or omission(s), negligence or otherwise of the Tenant reasonably requires the Landlord to retain the services of an attorney. In the event it becomes necessary for the Landlord to retain an attorney as aforesaid, Tenant shall, upon delivery of an invoice for such reasonable legal fees, promptly pay same as Additional Rent. Failure to pay such reasonable attorney’s fees shall be deemed an event of default.

30. Parking

Landlord shall provide eleven (11) assigned surface parking spaces for use by the Tenant with two (2) of said parking spaces being able to accommodate two cars, unless said parking arrangement is disallowed by local or state law or if Landlord receives notice from a governmental unit, including the building department or the fire department, requesting or requiring only one space to be utilized by one vehicle at any one time.

31. Landlord’s Obligations

A. Landlord shall provide twenty four hours per day, seven day a week access to the electrical and elevator service. Tenant shall have access to the common areas of the Building and the Demised Premises 24 hours per day, 7 days per week subject, however, to conditions and events which are outside of the control of the Landlord.

B. Heating, ventilating and cooling systems (the “HVAC”) will be in normal operation from 8:00 a.m. through 6:00 p.m. Monday through Friday and 8:00 a.m. through 12:00 p.m. on Saturdays. At all other times the HVAC will be operated at moderate levels. C. Landlord shall five days per week, Monday through Friday, have all common areas including elevators, lobby and all bathrooms cleaned and replace bathroom supplies on a regular basis.

32. Appurtenances

The Premises includes the right of ingress and egress thereto and therefrom together with use of all of the common hallways and stairways provided, however, Landlord reserves the right to make changes, additions and alterations to the Building, and the fixtures, systems, chases, ducts, utilities and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, ceilings, floors, conduits, stair-ways, and other parts thereof which Landlord may deem reasonably necessary or desirable, especially with respect to Landlord’s intended build-out, renovation and completion of the Building provided same does not materially affect ingress to and egress from the Premises, prohibit Tenant’s use of the bathrooms, nor materially or adversely affect Tenant’s use or visibility of the Premises, nor decrease the square footage of the Premises more than a de minimus amount, nor increase Tenant’s obligations hereunder. Any work done by Landlord shall be in a good workmanlike manner, performed diligently and promptly, free of liens and violations, and using first class materials.

33. Reservation of Landlord

Landlord reserves the right to place, maintain, repair and replace such utility lines, ducts, wires, conduits, pipes, tunneling, and the like in, under, over and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or of other portions of the Building especially with respect to Landlord’s intended build-out, renovation and completion of the Building provided same does not materially affect ingress to and egress from the Premises, nor materially or adversely affect Tenant’s use or visibility of the Premises, nor materially decrease the square footage of the Premises, nor increase Tenant’s obligations hereunder. Whenever possible and practical, any utility lines, ducts, wires, conduits, pipes and the like shall be placed above the ceilings, behind the walls or under the floor of the Premises. Any work done by Landlord shall be in a good workmanlike manner, performed diligently and promptly, free of liens and violations, and using first class materials. Landlord reserves the exclusive right to use the roof and exterior walls of the Demised Premises and of the Building, but not the Tenant’s retail facade.

34. Access

Landlord’s agents, employees, contractors, prospective purchasers, prospective mortgagees and prospective tenants shall have the right to enter the Demised Premises at reasonable hours upon reasonable notice to Tenant, except in the case of an emergency for which no notice shall be required and entry shall be permitted at any time, for the purpose of inspecting the same and, Landlord, its employees, agents and contractors shall have the right to enter the Premises at any reasonable time upon reasonable notice to Tenant, except in the case of an emergency for which no notice shall be required and entry shall be permitted at any time, for the purpose of making repairs thereto and to the Building and its mechanical systems, for the purpose of performing the services to be performed by Landlord pursuant to the terms hereof, for the purpose of installing, repairing, or maintaining conduits, ducts, wires, pipes and the like, or constructing new improvements in the Building, and for the purpose of curing any violations of rules and regulations or defaults under this Lease created by or suffered by Tenant. In exercising its rights hereunder, Landlord shall use its best efforts not to unreasonably interfere with Tenant’s use of, access to or visibility of the Premises.

35. Shoring

If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Demised Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant; provided, however, that in the event Landlord or Landlord’s agents are performing such work, Landlord will take reasonable efforts to minimize any inconvenience to, or interruption of, Tenant’s normal business operations.

36. Limitation of Liability

Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the limited liability company Landlord in the Building and underlying real property together with the rents and proceeds thereof and any insurance payable in connection therewith, subject to any prior rights of any mortgagee of the premises and any ground lessor’s rights under a leasehold interest of said land or Building or part thereof, if any, for the collection of any judgment, or other judicial process, requiring the payment of money by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies. In no event shall Landlord or any agent or employee of Landlord be liable for any consequential damages of any type.

37. Force Majeure

Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond its reasonable control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, acts of terrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, and inability to obtain any material, services or financing or through Acts -of God. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided:

(a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment by Tenant of any sums of money required hereunder, or any delay in the cure by Tenant of any default which may be cured by the payment of money; and

(b) no reliance by Tenant upon this Section shall limit or restrict in any way the respective parties’ right of self-help as provided in this Lease.

38. Holding Over

Any holding over by Tenant after the expiration of the or earlier termination of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the last Annual Rent, scheduled periodic Additional Rent and other charges herein provided, prorated on a daily basis, and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable. In addition, Tenant shall pay Landlord for all damages sustained by Landlord as a result of Tenant’s holding over including, without limitation, those sustained by Landlord’s failure to deliver the Premises to a new tenant.

39. This Lease represents the sole agreement between the parties and supersedes the Existing Lease, the parties having no further rights or obligations thereunder.

IN WITNESS WHEREOF, on this 1st day of May, the respective parties hereto executed the foregoing Lease.

Landlord,
200 Railroad Avenue LLC

/s/ Thomas Torelli

Thomas Torelli

Its Manager
hereunto duly authorized

Tenant,
Halo Technology Holdings, Inc.

/s/ Sue Florentino
Sue Florentino
Its Vice President

hereunto Duly Authorized